Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2022, with respect to the consolidated financial statements of Renovacor, Inc. included in the joint proxy statement that is made part of the Registration Statement (Form S-4) and Prospectus of Rocket Pharmaceuticals, Inc. for the registration of shares of its common stock.

/S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

October 13, 2022